UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 12, 2007

Date of report (Date of earliest event reported)

PQ CORPORATION
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	333-125750	23-0972750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Swedesford Road		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of Principal Executive Offices)

(610) 651-4200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously announced, PQ Corporation (the “Company”) commenced a tender offer and consent solicitation for any and all of its $275,000,000 in aggregate principal amount of 7½% Senior Subordinated Notes due 2013 (the “Notes”).

On July 11, 2007, the Company entered into a supplemental indenture to the indenture, dated as of February 11, 2005, by and among the Company (as successor to Niagara Acquisition, Inc.), the guarantors named therein and Wells Fargo Bank, National Association, as the trustee, governing the Notes.

The supplemental indenture was executed with the consent of the holders of approximately 99% of the Notes, and eliminates substantially all of the restrictive covenants in the indenture.  The amendments contained in the supplemental indenture will become operative when the Company accepts for purchase the notes tendered in the tender offer.

Item 7.01               Regulation FD Disclosure.

On July 11, 2007, the Company announced that holders of approximately 99% of the Notes had tendered their Notes in the tender offer and consented to the proposed amendments.  The Company also announced that the price in the tender offer for the Notes validly tendered on or prior to 5:00 p.m., New York City time, on July 10, 2007 had been determined to be $1,064.82 per $1,000, plus accrued and unpaid interest to the date of settlement.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

	(d)	Exhibits

99.1		Press Release dated July 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ Corporation

Date: July 12, 2007	By:	/s/ JAMES P. COX
		Name:	James P. Cox
		Title:	Chief Financial Officer, Treasurer and Vice President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated July 11, 2007.